Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-249857) on Amendment No. 1 to Form S-1 of Document Security Systems, Inc. of our report dated March 30, 2020, relating to the consolidated financial statements, of Document Security Systems, Inc., appearing in the Annual Report on Form 10-K of Document Security Systems, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such filing.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

January 13, 2021